Exhibit 99.2

CRESTWOOD EQUITY PARTNERS LP

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial statements and accompanying financial information of Crestwood Equity Partners LP (Crestwood Equity) as of and for the nine months ended September 30, 2014 and for the year ended December 31, 2013 were derived from (i) the audited consolidated financial statements of Crestwood Equity as of and for the year ended December 31, 2013, included in its Annual Report on Form 10-K; and (ii) the unaudited consolidated financial statements of Crestwood Equity as of and for the nine months ended September 30, 2014 included in its Quarterly Report on Form 10-Q.

The unaudited pro forma condensed consolidated financial information of Crestwood Equity reflects the pro forma impact of Crestwood Equity’s sale of 100% of its membership interest in Tres Palacios Gas Storage LLC (Tres Palacios) to a newly formed joint venture between Crestwood Midstream Partners LP (Crestwood Midstream) and Brookfield Infrastructure Group (Brookfield). Crestwood Midstream and Brookfield would own 50.01% and 49.99%, respectively, of Tres Palacios. The historical financial statements have been adjusted in the pro forma financial statements to give effect to events that are (i) directly attributable to the transaction; (ii) factually supportable; and (iii) with respect to the statement of operations, expected to have a continuing impact on Crestwood Equity’s operations.

Crestwood Equity controls the operating and financial decisions of Crestwood Midstream and as a result, consolidates the operations of Crestwood Midstream. Crestwood Equity’s sale of a 50.01% interest in Tres Palacios to Crestwood Midstream is accounted for as a sale of real estate under which no gain on sale is recognized. Accordingly, Crestwood Midstream’s 50.01% ownership interest in Tres Palacios is reflected in the unaudited pro forma financial statements as an equity method investment at 50.01% of Crestwood Equity’s historical basis in Tres Palacios.

The unaudited pro forma condensed combined consolidated balance sheet as of September 30, 2014 reflects the transaction as if it occurred on September 30, 2014 and the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2013 and for the nine months ended September 30, 2014 reflect the transaction as if occurred on January 1, 2013. The unaudited pro forma condensed consolidated financial statements are for illustrative purposes only and are not necessarily indicative of the financial position that would have been obtained or the financial results that would have occurred if the transaction had been completed as of the dates indicated. In addition, the unaudited pro forma condensed consolidated financial information does not purport to project the future financial position or operating results of Crestwood Equity. Future results may vary significantly from the results reflected because of various factors. The pro forma adjustments and their underlying assumptions are described more fully in the notes to the unaudited pro forma condensed financial information.

Crestwood Equity Partners LP

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of September 30, 2014

(In millions)

	Crestwood Equity Partners LP Historical	Tres Palacios Gas Storage LLC Pro Forma Adjustments	Other Adjustments		Crestwood Equity Partners LP Pro Forma
		(a)
ASSETS
Current assets:
Cash and cash equivalents	$2.2	$—	$66.4	(b)	$0.8
			66.4	(c)
			(132.8	) (d)
			(1.4	) (f)
Accounts receivable	430.5	(0.8)	—		429.7
Inventory	104.7	—	—		104.7
Prepaid expenses and other current assets	47.7	(3.5)	—		44.2

Total current assets	585.1	(4.3)	(1.4)		579.4
Property, plant and equipment, net	4,041.7	(162.5)	—		3,879.2
Intangible assets, net	1,288.0	(5.3)	(0.5	) (d)	1,282.2
Goodwill	2,540.6	—	—		2,540.6
Investment in unconsolidated affiliates	231.9	—	36.3	(e)	268.2
Other assets	29.4	(1.9)	—		27.5

Total assets	$8,716.7	$(174.0)	$34.4		$8,577.1

LIABILITIES & PARTNER CAPITAL
Current liabilities:
Accounts payable	$336.8	$—	$—		$336.8
Accrued expenses and other liabilities	197.5	(4.7)	—		192.8
Other current liabilities	23.9	(0.1)	—		23.8

Total current liabilities	558.2	(4.8)	—		553.4
Long term debt, less current portion	2,357.2	—	66.4	(c)	2,290.8
			(132.8	) (d)
Other long-term liabilities	154.6	(96.6)	—		58.0
Partners’ capital	5,646.7	(72.6)	66.4	(b)	5,674.9
			(0.5	) (d)
			36.3	(e)
			(1.4	) (f)

Total liabilities and partners’ capital	$8,716.7	$(174.0)	$34.4		$8,577.1

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Crestwood Equity Partners LP

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2013

(In millions, except unit and per unit information)

	Crestwood Equity Partners LP Historical	Tres Palacios Gas Storage LLC Pro Forma Adjustments	Other Adjustments		Crestwood Equity Partners LP Pro Forma
		(a)
Revenues	$1,426.7	$(14.0)	$—		$1,412.7
Expenses
Costs of product/services sold (excluding depreciation, amortization and accretion as shown below)	1,002.3	(6.9)	—		995.4
Operations and maintenance expenses	104.6	(2.7)	—		101.9
General and administrative expenses	93.5	—	—		93.5
Depreciation, amortization and accretion	167.9	(6.3)	—		161.6
Other operating expenses	30.2	—	—		30.2

	1,398.5	(15.9)	—		1,382.6
Operating income	28.2	1.9	—		30.1
Loss from unconsolidated affiliates, net	(0.1)	—	(1.0	) (g)	(1.1)
Interest and debt expense	(77.9)	—	1.8	(h)	(76.1)
Other income	0.2	—	—		0.2

Income (loss) before income taxes	(49.6)	1.9	0.8		(46.9)
Provision for income taxes	1.0	—	—		1.0

Net income (loss)	(50.6)	1.9	0.8		(47.9)
Net loss attributable to non-controlling partners	57.3	—	2.7	(i)	60.0

Net income available to partners	$6.7	$1.9	3.5		$12.1
Subordinated unitholders’ interest in net income	$0.3				$0.5

Common unitholders’ interest in net income	$6.4				$11.6

Net income per limited partner unit
Basic	$0.06				$0.11

Diluted	$0.06				$0.11

Weighted average limited partners’ units outstanding (in thousands)
Basic	109,145				109,145
Dilutive units	4,388				4,388

Diluted	113,533				113,533

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Crestwood Equity Partners LP

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Nine Months Ended September 30, 2014

(In millions, except unit and per unit information)

	Crestwood Equity Partners LP Historical	Tres Palacios Gas Storage LLC Pro Forma Adjustments	Other Adjustments		Crestwood Equity Partners LP Pro Forma
		(a)
Revenues	$2,934.1	$(11.5)	$—		$2,922.6
Expenses
Costs of product/services sold (excluding depreciation, amortization and accretion as shown below)	2,376.9	(10.1)	—		2,366.8
Operations and maintenance expenses	148.7	(4.7)	—		144.0
General and administrative expenses	73.4	—	—		73.4
Depreciation, amortization and accretion	209.2	(6.1)	—		203.1
Other operating expenses	7.8		—		7.8

	2,816.0	(20.9)	—		2,795.1
Operating income	118.1	9.4	—		127.5
Loss from unconsolidated affiliates, net	(1.3)	—	(4.7	) (g)	(6.0)
Interest and debt expense	(95.8)	—	1.3	(h)	(94.5)
Other income	0.4	—	—		0.4

Income (loss) before income taxes	21.4	9.4	(3.4)		27.4
Provision for income taxes	1.1	—	—		1.1

Net income (loss)	20.3	9.4	(3.4)		26.3
Net (income) loss attributable to non-controlling partners	(2.3)	—	5.9	(i)	3.6

Net income available to partners	$18.0	$9.4	$2.5		$29.9
Subordinated unitholders’ interest in net income	$0.4				$0.7

Common unitholders’ interest in net income	$17.6				$29.2

Net income per limited partner unit
Basic	$0.10				$0.16

Diluted	$0.10				$0.16

Weighted average limited partners’ units outstanding (in thousands)
Basic	182,005				182,005
Dilutive units	4,388				4,388

Diluted	186,393				186,393

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Sale of Tres Palacios

(a)	To record the deconsolidation of Tres Palacios’ operations in connection with Crestwood Equity’s agreement to sell 100% of its ownership interest in Tres Palacios to Crestwood Midstream (50.01%) and Brookfield (49.99%).

Unaudited Pro Forma Condensed Consolidated Balance Sheet Adjustments

(b)	Reflects the net proceeds received from Brookfield in connection with its acquisition of 49.99% interest in Tres Palacios. Based on 49.99% of the carrying amount of Tres Palacios as of September 30, 2014 (totaling $36.2 million), CEQP would recognize a gain on the sale of the interest to Brookfield of approximately $30.2 million, which is reflected in the pro forma adjustment to partners’ capital. The unaudited pro forma condensed statements of operations do not include a gain on the divestiture because such gain is not expected to have a continuing impact on CEQP’s results of operations.

(c)	Reflects borrowings under Crestwood Midstream’s credit facility to fund the acquisition of its 50.01% interest in Tres Palacios.

(d)	Reflects repayments of amounts outstanding under Crestwood Equity’s credit facility with proceeds received from the sale of its interest in Tres Palacios and write-off of deferred financing costs associated with debt repayment.

(e)	Reflects Crestwood Midstream’s 50.01% investment in the net assets of Tres Palacios as of September 30, 2014. Crestwood Equity controls and consolidates the operations of Crestwood Midstream therefore, Crestwood Equity’s sale of a 50.01% interest in Tres Palacios to Crestwood Midstream is accounted for as a sale of real estate under which no gain on sale is recognized. Accordingly, Crestwood Equity will reflect Crestwood Midstream’s 50.01% ownership of Tres Palacios as an equity method investment at 50.01% of Crestwood Equity’s historical basis in Tres Palacios.

(f)	Reflects payment of transaction costs.

Unaudited Pro Forma Condensed Consolidated Statements of Operations Adjustments

(g)	Reflects Crestwood Midstream’s portion of Tres Palacios’ operating loss based on its 50.01% equity method investment in Tres Palacios.

(h)	Reflects the pro forma adjustment of interest expense as follows (in millions):

	December 31, 2013	September 30, 2014
Interest expense on additional Crestwood Midstream borrowings to fund acquisition of Tres Palacios	$1.8	$1.5
Reduction in Crestwood Equity’s interest expense for repayments of amounts under its credit facility	(3.6)	(2.8)

Pro forma adjustment to interest expense	$(1.8)	$(1.3)

(i)	Reflects the adjustment to non-controlling interest based on Crestwood Midstream’s pro forma adjustments to its net loss.